Exhibit 10.6
PATHWARD FINANCIAL, INC.
2023 OMNIBUS INCENTIVE PLAN
PERFORMANCE SHARE UNIT AWARD AGREEMENT
Pursuant to this Performance Share Unit Award Agreement (this “Award Agreement”), and subject to the terms and conditions set forth herein and in the Pathward Financial, Inc. 2023 Omnibus Incentive Plan (the “Plan”), Pathward Financial, Inc. (the “Company”) hereby grants an award (“Award”) of performance share units (“PSUs”) under Section 12 of the Plan to the Participant, as follows. Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan. The terms of the Plan are incorporated into this Award Agreement by reference. The Participant has been furnished a copy of the prospectus relating to the Plan.
Summary of Award:
Name of Participant: __________ (the “Participant”)
Date of Grant: [DATE] (the “Grant Date”)
Target Number of Performance Share Units: ____ (the “Target PSUs”)
Performance Period: [DATE] – [DATE] (“Performance Period”)
Vesting: The PSUs shall become earned and vested as follows:
    Performance Conditions: The number of PSUs that may become earned and vested under the Award is between 0% to 200% of the Target PSUs, depending on the achievement of applicable Performance Goals during the Performance Period, as set forth in Exhibit A hereto.
    Service Conditions: Except as otherwise set forth in this Award Agreement, the Plan, or a separate written plan, policy, or agreement between or covering the Participant and the Company, the Participant must remain in continuous Service until the last day of the Performance Period in order for the Award, as adjusted for performance as described above, to become earned and vested.
Settlement Date: Settlement of the Award shall occur as soon as practicable following the end of the Performance Period, but in no event later than March 15th of the calendar year following the calendar year in which the Performance Period ends (the “Settlement Date”).
Detailed Terms and Conditions of Award:
1.Grant of Performance Share Units. The Company hereby grants this Award of PSUs to the Participant, subject to the terms and conditions of this Award Agreement and the Plan. As described in more detail below, the Company will issue to the Participant one (1) share of the Company’s common stock (a “Share”) for each PSU which becomes earned and vested hereunder, subject to applicable withholding for taxes.
2.Vesting. The Award is subject to the vesting terms set forth in the Summary of Award above. Any portion of the Award that does not vest for any reason shall automatically be cancelled and terminated and be of no further force and effect.

3.Separation from Service. Except as otherwise set forth in a separate written plan, policy, or agreement between or covering the Participant and the Company, all of the Participant’s unvested PSUs shall automatically be cancelled and terminated if the Participant fails to remain in continuous Service through the last day of the Performance Period, provided, that:
(a)If the Participant’s Separation from Service is a Retirement, the Participant shall remain eligible to vest in the Award, subject to the achievement of applicable Performance Goals during the Performance Period, if the Participant was in continuous Service for at least 6 months during the Performance Period. “Retirement” means the Participant’s Separation from Service, other than by reason of death or the Participant becoming Disabled or by action of the Company for Cause, where either: (i) the Participant has reached the age of 65; or (ii) the sum of the Participant’s age and length of Service is greater than or equal to 70.
(b)If the Participant dies or becomes Disabled, the Participant shall remain eligible to vest in the Award, subject to the achievement of applicable Performance Goals during the Performance Period, if the Participant was employed by the Company for at least 6 months during the Performance Period. For this purpose, “Disabled” means the Participant is unable to perform his or her duties, with or without reasonable accommodation, due to illness, accident or physical or mental incapacity or disability for a consecutive period of 180 days or for an aggregate of 270 days in any 365-day period. Notwithstanding the foregoing, Disabled shall have the meaning set forth in Section 409A for any Award which constitutes nonqualified deferred compensation under Section 409A, to the extent necessary to comply with Section 409A.
(c)“Cause” means the Participant’s Separation from Service which occurs in conjunction with a determination that the Participant has (i) committed an act of fraud or dishonesty in the course of the Participant’s employment; (ii) been convicted of (or plead no contest with respect to) a crime constituting a felony or a crime of comparable magnitude under applicable law; (iii) committed an act or omission which causes the Participant or the Company to be in violation of federal or state securities laws, rules or regulations, and/or the rules of any exchange or association of which the Company is a member, including statutory disqualification; (iv) failed to perform the Participant’s job duties where such failure is injurious to the business interests or reputation of the Company; (v) materially breached any written policy applicable to the Participant’s employment with the Company; or (vi) made an unauthorized disclosure of any confidential or proprietary information of the Company.
4.Change in Control. In the event of a Change in Control, the Award shall be subject to the provisions of Section 15.3 of the Plan.
5.Settlement of Award. On the Settlement Date, the Company will, in full satisfaction of the Award, issue to the Participant one (1) Share for each PSU which has become earned and vested hereunder, as determined by the Committee. Any issuance of Shares shall be in whole Shares, rounded down to the nearest whole Share, as applicable.
(a)Notwithstanding anything herein to the contrary, no issuance of Shares shall occur until the Company has determined that such issuance is in compliance with all applicable laws, regulations, and requirements of any securities exchange on which Shares may be traded.
(b) The Committee may, as a condition to the issuance of Shares, require the Participant to make covenants and representations and/or enter into agreements with the Company to reflect the Participant’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares.
(c)Any issuance of Shares pursuant to this Award Agreement may be effectuated by an appropriate entry on the books of the Company, the issuance of certificates representing such Shares (bearing such legends as the Committee deems necessary or desirable), the transfer of Shares to a brokerage account in the name of the Participant, and/or any other appropriate means as determined by the Committee in its sole discretion.

(d)The Award shall not confer to the Participant any rights or privileges as a stockholder of the Company unless and until Shares are issued to the Participant in settlement of PSUs which have become earned and vested under the Award. PSUs earned and vested will accrue dividend equivalents (without interest) based on the dividend rates in effect during the Performance Period applied to the number of underlying Shares the Participant earns, which will be subject to the Performance Goals set forth in Exhibit A hereto. Cash dividend equivalents accrued on the earned and vested PSUs will be paid in cash on or about the Settlement Date (and no later than March 15th of the calendar year following the calendar year in which the Performance Period ends).
6.Tax Withholding.
(a)Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items owed by the Participant is and remains the Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant or vesting of this Award or the subsequent sale of Shares acquired pursuant to this Award; and (ii) does not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve a particular tax result.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company, or its agents, at their discretion, to satisfy any applicable withholding obligations with regard to Tax-Related Items by one or a combination of the following:  (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) withholding from the proceeds of the sale of Shares acquired upon vesting of this Award either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; (iii) withholding Shares to be issued upon vesting of this Award; or (iv) any other method determined by the Committee and permitted by applicable laws.  Notwithstanding the foregoing, if the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in Shares issuable at vesting of the Award upon the relevant withholding event, unless otherwise determined by the Committee.
7.No Assignment or Transfer. The Award granted hereunder may not be sold, pledged, assigned, transferred, or otherwise encumbered or disposed of in any manner other than by will or by the laws of descent and distribution. No transfer of the Award by will or the laws of descent and distribution shall be effective unless the Committee has been provided with (i) written notice thereof along with such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all applicable terms and conditions of the Award and any acknowledgements made by the Participant in connection therewith.
8.Participant Representations. By accepting the Award, the Participant represents and acknowledges the following:
(a)The Participant has received a copy of the Plan, reviewed each of the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent legal counsel prior to accepting the Award.
(b)The Participant has had the opportunity to consult with a personal tax advisor concerning the tax consequences of accepting the Award and understands that the Company makes no representation and shall have no liability related to the tax treatment of the Award, including as it may relate to the grant, vesting, settlement, or conversion of the Award.
(c)The Participant understands that neither the grant of this Award nor the Participant’s participation in the Plan confer any right to continue in the service of the Company nor to be granted or receive any other award or amount of compensation under the Plan or otherwise. Further, the payment to the Participant of any amount under the Plan will not be taken into account in determining benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or any Affiliate, except as specifically provided therein.
(d)The Participant consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data by the Company, any Affiliate, the Committee, and any third party retained to administer the Plan, for the purpose of administering the Award and the Plan. The Participant agrees to promptly notify the Company of any changes in the Participant’s name, address, or contact information while the Participant remains a participant in the Plan.
9.Electronic Delivery and Notice.
(a)The Company may, in its sole discretion, decide to deliver any documents related to this Award or future Awards that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
(b)Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time or as otherwise determined appropriate by the Company, in its sole discretion, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.
10.Administration; Interpretation. In accordance with the Plan and this Award Agreement, the Committee shall have full discretionary authority to administer the Award, including discretionary authority to interpret and construe any and all provisions relating to the Award. Decisions of the Committee shall be final, binding, and conclusive on all parties.
11.Company Policies; Clawback. The Award granted hereunder is subject to the compensation policies of the Company, as in effect from time to time, including but not limited to any clawback policy adopted in compliance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, to the extent applicable to the Participant, and any other clawback policy of the Company. Such policies may result in the cancellation, forfeiture, and/or repayment of the Award, in full or in part, as well as any gain related thereto.
12.Section 409A. It is intended that this Award will be exempt from Internal Revenue Code Section 409A and the interpretive guidance thereunder (“Section 409A”), and this Award Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of this Award Agreement would fail to comply with applicable requirements of Section 409A, the Committee may, in its sole and absolute discretion and without requiring the Participant’s consent, make such modifications to this Award Agreement and/or payments to be made hereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A. Nothing in this Award Agreement shall be construed as a guarantee of any particular tax effect for the Award, and the Company does not guarantee that any compensation or benefits provided under this Award Agreement will satisfy the provisions of Section 409A. Neither the Company nor the Committee will have any liability to any Participant for the assessment of any excise tax or penalty on any Participant under Section 409A. If (i) the Participant’s right to payment is subject to Section 409A, and (ii) the Participant is a specified employee (within the meaning of Section 409A) at the time of the Participant’s Separation from Service, then, to the extent necessary to comply with Treasury Regulation section 1.409A-3(i)(2), settlement of the Award shall be delayed until the earlier of (A) the first payroll date which is six months after the Participant’s Separation from Service, or (B) the date of the Participant’s death.

13.Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the heirs of the Participant or distributees of the Participant’s estate and any successor to the Company.
14.Governing Law; Severability.
(a)Governing Law. This Award Agreement shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles, and applicable federal law.
(b)Severability. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Award Agreement is unlawful or invalid shall not serve to invalidate any portion of this Award Agreement not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid.
15.Acknowledgment of Receipt and Acceptance. By signing below (or executing the Award Agreement by other means approved by the Committee, including electronic signature), the undersigned acknowledges receipt and acceptance of the Award, agrees to the representations made in the Award, and indicates the undersigned’s intention to be bound by this Award Agreement and the terms of the Plan.

PATHWARD FINANCIAL, INC. By: Name: Title: Date:	PARTICIPANT By: Participant’s Name: Date:

EXHIBIT A

PERFORMANCE GOALS

EX-A
EX-A